Exhibit 23 Consent of Malone & Bailey PLLC, Certified Public Accountants

Malone & Bailey, PLLC
Certified Public Accountants
5444 Westheimer Rd., Suite 2080
Houston, Texas 77056
(713) 840-1210
Fax (713) 840-9034

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors
   Innovative Designs, Inc.
   Sharpsburg, Pennsylvania

We hereby consent to the incorporation by reference in this Registration
Statement on Form SB-2 our report dated January 21, 2003 included herein for the period from June 25, 2002 (Inception) through October 31, 2002.

We also consent to the references to us under the heading "Experts" in such
Document.

/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

May 21, 2003